Ex. 10.4

Sovereign Bank
17950 Preston Road, Suite 500
Dallas, TX 75252

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD TN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS,

FINANCING STATEMENT AND FIXTURE FILING

[SECOND LIEN]

STATE OF TEXAS                             §
§           KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF WILSON                      §

THAT, as of the 22nd day June, 2015, Lazarus Energy LLC, a Delaware limited liability company (hereinafter called “Grantor”), whose mailing address is 801 Travis Street, Suite 2100, Houston, Texas 77002 in consideration of the debt and trust hereinafter mentioned, does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, MORTGAGE, PLEDGE, HYPOTHECATE and CONVEY unto Robert Blount, Trustee (hereinafter called “Trustee”), in trust, with a POWER OF SALE, for the use and benefit of Holder (as defined below) all the following described property:

1. Real Property.  The real estate situated in Wilson County, Texas, which is more particularly described in Exhibit “A” attached hereto and made a part hereof by reference for all purposes, together with all buildings, structures, and other improvements (such buildings, structures, and other improvements (including the Expansion Improvements) being hereinafter sometimes called the “Improvements”) now or hereafter situated thereon (such real estate, and Improvements being hereinafter sometimes called the “Land”); as well as all easements, appurtenances, tenements, hereditaments, privileges, franchises, appendages, rights-of-way, and all other rights now or hereafter appurtenant or otherwise related to the Land any portion thereof or used in connection therewith or as a means of access thereto and/or egress therefrom or which are otherwise of benefit thereto or to the users thereof; as well as all options to purchase or lease all or any portion of the Land; as well as all other real property rights and interests in the Land.

2. Fixtures and Personal Property.  The following personal property of Grantor, wherever located, and now owned, or hereafter acquired or arising, including Proceeds and Supporting Obligations, which are now, or at any time hereafter are, a part of the Land; or situated in, on, or about the Land and utilized in connection therewith; or delivered to the Land or acquired for use in connection with the Land; or delivered to the Land or acquired for use or incorporation in the construction of any improvements on the Land; or for the purchase of any Goods to be used in connection with the construction, maintenance, operation or use of any improvements on the Land:  Chattel Paper, including Tangible Chattel Paper and Electronic Chattel Paper; Deposit Accounts; Documents; General Intangibles, including Payment Intangibles, trademarks, trade names and symbols; Goods, including Equipment, Fixtures, and Accessions, but excluding Inventory; Instruments, including Promissory Notes; Proceeds; Records; Software; plans and specifications for improvements to be placed on the Land; all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Land; all contract rights and contracts to which Grantor is a party or with respect to any Property (including rights to enforce the same and receive payments thereunder whether for goods or services rendered); all As-Extracted Collateral and other substances which may be extracted from the Land, including without limitation, oil and gas, all Hydrocarbon Property (as defined in this Deed of Trust) including all General Intangibles, and all rights to payment arising from Hydrocarbon Property extraction or oil and gas leases, including all minerals, oil, and gas upon or after extraction and all rights to payment arising therefrom, including but not limited to, royalties, rentals, and other rights to payment from sale of extracted and nonextracted minerals, oil and gas: and all renewals, replacements, and substitutions thereof and additions thereto (all property described or referred to in this paragraph is sometimes called “Accessories”).  Any capitalized term not otherwise defined herein shall have the meaning accorded thereto in the Uniform Commercial Code, as now enacted and hereinafter amended in the State of Texas.

3. Other Property.  (a) All rights, titles, interests and estates now owned or hereafter acquired by Grantor in and to the oil and gas leases and/or oil, gas and other mineral leases, all wellbore interests and other interests and estates and the lands and premises covered or affected thereby (collectively called the “Hydrocarbon Property”); (b) all other interest of every kind and character which Grantor now has or at any time hereafter acquires in and to the property described or referred to in paragraphs 1 and 2 preceding, including but not limited to proceeds from the condemnation or threatened condemnation of the Land and the proceeds of any and all insurance covering the Land, and all property which is used in connection with the operation of the Land and Accessories; (c) all deposits or other security or advance payments, including, without limitation, rental and premium payments made by or on behalf of Grantor to others with respect to (i) insurance policies relating to all or any part of the properties encumbered by this Deed of Trust, (ii) utility service for all or any part thereof, (iii) cleaning, maintenance, repair, or similar services for all or any part of the properties encumbered by this Deed of Trust, (iv) refuse removal or sewer service for all or any part of the properties encumbered by this Deed of Trust, (v) rental of equipment, if any, used in the operation by or on behalf of Grantor of all or any part of the properties encumbered by this Deed of Trust, and (vi) parking or similar services or rights afforded to all or any part of the properties encumbered by this Deed of Trust; and (d) all permits, certificates, licenses, approvals and authorizations related to the Property (as defined below) or any portion thereof or used in connection therewith (except to the extent that the granting hereunder of Grantor’s right, title and interest in any such permit, approval or authorization would violate the terms thereof or of any Legal Requirement or would cause such permit, approval or authorization to become void or voidable); and

4. Leasehold Estates.  In the event the estate of the Grantor in and to any of the Property is a leasehold estate, this conveyance shall include, and the lien, security interest, and assignment created hereby shall encumber and extend to all other further or additional title, estates, interest, or rights which may exist now or at any time be acquired by Grantor in or to the Property demised under the lease creating such leasehold estate and including Grantor’s rights, if any, to the Property demised under such lease and, if fee simple title to any of such Property shall ever become vested in the Grantor such fee simple interest shall be encumbered by this Deed of Trust in the same manner as if Grantor had fee simple title to said Property as of the date of execution hereof;

All properties, rights, and interests described or referred to in the preceding paragraphs 1, 2, 3 and 4 are sometimes referred to collectively as the “Property”.

TO HAVE AND TO HOLD the above-described Property, together with all improvements thereon and all the rights, hereditaments, and appurtenances in anywise appertaining or belonging thereto, unto Trustee, and his successors or substitutes in this trust, and his and their assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof, forever to secure the payment of the Obligations (as defined below) and to secure the performance of the obligations of Grantor herein contained.  The Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of Trustee for the benefit of Holder to secure payment of the Obligation (and the performance of the obligations of Grantor herein contained) until full and final payment or discharge of the Obligation and the termination of all commitments of Holder under the Loan Documents.

Grantor, for Grantor and Grantor’s successors, hereby agrees to warrant and forever defend, all and singular, the Property unto Trustee, and his successors or substitutes in this trust, and Holder, and his and their assigns and successors, in trust and for the uses and purposes hereinafter set forth, forever.

Grantor hereby grants to Holder and its successors and assigns, a security interest in the Property, and each and every part thereof, and in all proceeds from the sale, lease, or other disposition thereof and in all sums, proceeds, funds, and reserves described or referred to in Section 5.7, 5.8, and 5.9 hereof.  The security interest created hereby is specifically intended to cover and include all Leases (as such term is defined in Section 4.1 hereof), together with all the right, title, and interest of Grantor, as lessor thereunder, including, without limiting the generality of the foregoing, the present, and continuing right to make claim for, collect, receive, and receipt for any and all of the rents, income, revenues, issues, and profits and monies payable as damages or in lieu of rent and monies payable as the purchase price of the Property or any part thereof or of awards or claims for money and other sums of money payable or receivable thereunder howsoever payable, and to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which Grantor or any lessor is or may become entitled to do under the Leases, provided, that this provision shall neither impair nor diminish any obligation of Grantor under the Leases, nor shall any obligation be imposed upon Holder.

ARTICLE I.

The Obligation

Section 1.1 Holder and Obligation.  This Deed of Trust (for sake of clarity, as used herein, the expression “this Deed of Trust” shall mean this Deed of Trust, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing) and all rights, title, interest, liens, security interest, powers, and privileges created hereto or arising by virtue hereof, are given to secure payment and performance of the following indebtedness, obligations, and liabilities: (a) the Indebtedness evidenced by that certain promissory note of even date herewith (the “Note”) executed by Lazarus Refining & Marketing, LLC, a Delaware limited liability company (“Debtor”), payable to the order of Sovereign Bank (“Holder”) whose mailing address for payments is 17950 Preston Road, Suite 500, Dallas, TX 75252, in the principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) bearing interest as therein specified, containing an attorney’s fee clause, interest and principal being payable as therein specified, and finally maturing six (6) months from the date of the Note; (b) all indebtedness, obligations, and liabilities arising pursuant to the provisions of this Deed of Trust, the Note, any Guaranty or such other documents evidencing, securing or pertaining to the indebtedness referred to in subsection (a) of this Section 1.1, as shall from time to time be executed and delivered to Holder by Debtor or Grantor, any guarantor or any other party, and any other Loan Document (as defined in the Loan Agreement and used herein with the same meaning); (c) all other and any additional debts, obligations, and liabilities of every kind and character of Debtor and Grantor whether now or hereafter existing in favor of Holder, regardless of whether such debts, obligations, and liabilities be direct or indirect, primary, secondary, joint, several, joint and several, fixed, or contingent; (d) any sums advanced or expenses or costs incurred by the Trustee or Holder (or any receiver appointed hereunder) that are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed; and (e) any and all renewals, modifications, rearrangements, continuations, restructuring, amendments, or extensions of all or any part of the indebtedness, obligations, and liabilities described or referred to in Subsections 1.1(a), 1.1(b), 1.1(c) and 1.1(d) preceding.  The word “Obligation” or “Obligations”, as used herein, shall mean all of the indebtedness, obligations, and liabilities described or referred to in Subsections 1.1(a), 1.1(b), 1.1(c) and 1.1(d) preceding and as described and referred to in this subsection 1.1(e).  The word “Holder”, as used herein, shall mean the Holder named in Subsection 1.1(a) above and all subsequent Holders of the Obligation at the time in question.

Section 1.2 Obligation; Future Advances.  This Deed of Trust is given by Grantor to secure the Obligations, including indebtedness in the principal amount outstanding from time to time under the Loan Agreement, the Note and the Loan Documents.  Grantor, Trustee, and Holder expressly intend that this Deed of Trust secure, and this Deed of Trust shall secure, a line of credit and other additional amounts advanced, from time to time, or other sums that may be advanced or otherwise become due to Trustee and/or Holder under the Loan Agreement, this Deed of Trust or any other Loan Document, or any extension, renewal or modification thereof, including, without limitation, loans made on demand, term or revolving credit basis.

ARTICLE II.

Certain Representations; Warranties, and Covenants of Grantor

Section 2.1 Warranties and Representations.  Grantor represents, warrants, and undertakes that (a) Grantor has full right and authority to execute and deliver this Deed of Trust; (b) unless specifically provided herein to the contrary, Grantor has in its own right good and indefeasible title in fee simple to the Property free from any encumbrance superior to the indebtedness hereby secured; and (c) the representations and warranties set forth in Section 6 of the Loan Agreement are true and correct as if set forth herein in their entirety, mutatis mutandis.

Section 2.2 Covenants.  Grantor and Grantor’s successors and permitted assigns hereunder, covenants, agrees, and undertakes to: (a) pay, or cause to be paid, before delinquent, all taxes and assessments of every kind or character in respect to the Property, or any part thereof, and from time to time, upon request of Holder, to furnish to Holder evidence satisfactory to Holder of the timely payment of such taxes and assessments and governmental charges; (b) purchase policies of insurance with respect to the Property with such insurers, in such amounts and covering such risks as shall be satisfactory to Holder, including, but not limited to, (1) owner’s and contractors’ policies of comprehensive general public liability insurance; (2) hazard insurance against all risks of loss, including collapse, in an amount not less than the full replacement cost of all Improvements, including the cost of debris removal, with annual agreed amount endorsement and sufficient at all times to prevent Grantor from becoming a co-insurer, such insurance prior to completion of the Improvements to be in builder’s risk form on a non-reporting basis and including coverage for all materials and equipment, wherever located, intended to be installed in or utilized in the construction of the Improvements; (3) if the Property is in a “Flood Hazard Area”, a flood insurance policy, or binder therefor, in an amount equal to the principal amount of the Note or the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the “insurance purchase requirements” of that act; (4) such policies of mortgagee’s title insurance insuring the validity and priority of this Deed of Trust and any future renewals or extensions of this Deed of Trust, including any such mortgagee’s title insurance which the Holder may require during the term of the Obligation to supplement or replace any mortgagee’s title policy earlier provided to Holder insuring the validity and priority of this Deed of Trust; and (5) such other insurance, if any, as Holder may reasonably require from time to time, or which is required by the Loan Documents (including the insurance described in Exhibit E to the LE Loan Agreement); (c) cause all insurance carried in accordance with Section 2.2(b) to be payable to Holder as a mortgagee, to deliver the original policies of insurance carried by each Lessee (as that term is hereinafter defined) for the benefit of Grantor, and to cause all such policies to be payable to Holder as its interest may appear; (d) pay, or cause to be paid, all premiums for such insurance when due, furnish to Holder satisfactory proof of the timeliness of such payments and deliver all renewal policies to Holder at least ten (10) days before the expiration date of each expiring policy; (e) comply with all federal, state, or municipal laws, rules, ordinances, and regulations applicable to the Property and its ownership, use and operation, including but not limited to maintenance of the Property in compliance with the Americans with Disabilities Act of 1990, and comply with all, and not violate any, easements, restrictions, agreements, covenants, and conditions with respect to or affecting the Property or any part thereof; (f) at all times maintain, preserve, and keep the Property in good repair, condition, and appearance, and from time to time make all necessary and proper repairs, replacements, and renewals, and not commit or permit any waste on or of the Property, and not do anything to the Property that may impair its value; (g) with the exception of those unpaid liens and bills that will be paid at the closing of the loan evidenced by the Note, promptly pay all bills for labor and materials incurred in connection with the Property and never permit to be created or to exist in respect to the Property or any part thereof any lien or security interest even though inferior to the liens and security interest hereof for any such bill, and in any event never permit to be created or exist in respect to the Property or any part thereof any other or additional lien or security interest on a parity with or superior to any of the liens or security interest hereof; (h) at any time, and from time to time, upon request of Holder, forthwith, execute and deliver to Holder any and all additional instruments and further assurances, and do all other acts and things, as may be reasonably necessary or proper, in Holder’s reasonable opinion, to effect the intent of these presents, more fully evidence, grant, preserve, protect and perfect the rights, titles, liens, and security interests herein created or intended to be created and to protect the rights, remedies, powers, and privileges of Holder hereunder; (i) from time to time, upon request of Holder, promptly furnish to Holder financial statements and reports and appraisals relating to the Grantor and the Property as required in the Loan Documents; (j) continuously maintain Grantor’s existence and its right to do business in Texas; (k) pay and perform all of the Obligation in accordance with the terms thereof or of this Deed of Trust; (l) at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Obligation, or any part thereof, timely pay all such taxes; provided that, in the alternative, Grantor may, in the event of the enactment of such a law, and must, if it is unlawful for Grantor to pay such taxes, prepay the Obligation in full within sixty (60) days after demand therefor by Holder; (m) at any time and from time to time, furnish promptly upon request of Holder a written statement or affidavit, in such form as shall be reasonably satisfactory to Holder, stating the unpaid balance of the Obligation and that there are no offsets or defenses against full payment of the Obligation and the terms hereof, or, if there are any such offsets or defenses, specifying them; (n) punctually and properly perform all of Grantor’s covenants, duties, and liabilities under any other security agreement, mortgage, deed of trust, collateral pledge agreement, contract, or assignment of any kind now or hereafter existing as security for or in connection with payment of the Obligation, or any part thereof (each such security agreement being herein called “other security instrument”); (o) allow Holder from time to time to inspect the Property and all records relating thereto or to the Obligation, and to make and take away copies of such records; (p) not cause or permit the Accessories, or any part thereof, to be removed from the county and state where the Land is located, except items of the Accessories which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes having a value equal to or greater than the replaced items when new; (q) not, without the prior written consent of Holder, sell, trade, transfer, assign, or exchange or otherwise dispose of (or suffer or permit any of the same to occur with respect to) (1) any equity interests of Grantor or any person in direct or indirect control of Grantor and (r) pay, or cause to be paid, any and all reasonable attorneys’ fees, filing fees and expenses incurred by Holder for the preparation and recordation of any and all legal instruments which the Holder may require at the time of the creation of this Obligation (including this Deed of Trust and/or any and all other instruments which Lender may require in connection herewith) or which Holder may require during the term of the Obligation.

Section 2.3 Sale or Mortgage of the Property.  Except as expressly permitted by Section 5.8 or 5.13 of the LE Loan Agreement, and except for the lien and security interest created by this Mortgage and the other Liens permitted under the Loan Documents, Grantor will not sell, convey, mortgage, pledge, or otherwise dispose of or encumber the Property nor any portion thereof, nor any of Grantor’s right, title or interest therein, without first securing the written consent of Holder.

Section 2.4 Hazardous Waste Warranty and Representation of Grantor.  Grantor represents and warrants that, with the exception of the matters revealed by the Phase I and Phase II environmental assessments delivered pursuant to Loan and Security Agreement, the following statements are true:

(1) No industrial activities that could have resulted in environmental contamination of the Property have occurred on the Property to Grantor’s knowledge, including without limitation, storage, treatment or disposal of hazardous substances;

(2) no report, analysis, study or other document identifies any harmful or friable asbestos or hazardous contaminants on the Property to Grantor’s knowledge; and

(3) the Property contains no harmful or friable asbestos, hazardous wastes or other hazardous substances to Grantor’s knowledge.

At its sole cost and expense Grantor shall comply with all federal, state and local laws, regulations and orders with respect to the discharge and removal of hazardous or toxic substances, pay immediately when due the cost of removal of any such substances, and keep the Property free of any lien imposed pursuant to such laws, regulation and orders.  In addition, Grantor shall not install or permit to be installed in the Property any friable asbestos or any substance containing asbestos and deemed hazardous by applicable federal, state and local laws, regulations and orders.  In addition to the remedies set forth elsewhere in the Deed of Trust or other collateral documents concerning the Obligation herein secured as to default by Grantor, Holder may cause the Property to be freed from the hazardous wastes, contaminants or asbestos, and in such event, the cost of the removal shall be secured by this Deed of Trust, shall be payable by Grantor on demand and shall bear interest at the default interest rate provided in the Note from the date advanced until paid.  Grantor shall give to Holder and its agents and employees access to the Property for such purpose, and hereby grants to Holder a license to remove the hazardous wastes, contaminants or asbestos from the Property.  Grantor shall indemnify, defend and hold Holder harmless from and against any and all liability, loss or damage (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense and settlement of claims) that Holder may incur as a result of or in connection with the assertion against Grantor of any claim relating to the presence or removal of any hazardous wastes, contaminants or asbestos from the Property, or relating to compliance with any applicable federal, state or local laws, regulations or orders relating thereto.

Grantor warrants and represents that to Grantor’s actual knowledge there are no toxic wastes or hazardous substances in the building materials used to construct the improvements located on the Property, and that Grantor shall indemnify and hold Holder and Trustee harmless from any and all claims, costs or expenses (including defense costs and reasonable attorneys’ fees) arising out of, relating to or in any manner connected with the breach of any such warranty or representation.  Further, Grantor shall indemnify and hold Holder and Trustee harmless from any and all claims, costs or expenses (including defense costs and reasonable attorneys’ fees) arising out of, relating to, or in any manner connected with any toxic wastes, brought onto or made on the Property by Grantor, its agents, employees, invitees, partners, or tenants, their agents, employees or invitees.  Grantor agrees that any violation of Grantor’s warranties in this paragraph will entitle Holder to specific performance or any other remedy available at law and parties agree that any applicable statute of limitations is hereby tolled from date of execution hereof until Holder has actual knowledge of any such violation of warranty.

ARTICLE III.

Respecting Defaults and Remedies of Holder

Section 3.1 Default.  The term “default”, as used herein, shall mean the occurrence of any Event of Default (as defined in the Loan Agreement).

Section 3.2 Holder’s Remedies Upon Default.  Upon a default, Holder may, at its option, do any one or more of the following:

(a) If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust, Holder may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Obligation, and Grantor promises, upon demand, to pay to Holder, at the place where the Note is payable, or at such other place as Holder may direct by written notice, all sums so advanced or paid by Holder, with interest from the date when paid or incurred by Holder at the rate provided in the Note.  No such payment by Holder shall constitute a waiver of any default.  In addition to the liens and security interest hereof, Holder shall be subrogated to all rights, titles, liens, and security interest securing the payment of any debt, claim, tax, or assessment for the payment of which Holder may make an advance, or which Holder may pay.

(b) Unless otherwise modified herein, Holder may, without notice, demand, or presentment, which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Obligation, declare the entire unpaid balance of the Obligation immediately due and payable, and upon such declaration, the entire unpaid balance of the Obligation shall be immediately due and payable.  Grantor hereby waives all notices allowed by law, including without limitation, demand, presentment, notice of dishonor, protest, notice of intent to accelerate maturity and notice of acceleration.

(c) Holder may request Trustee to, and Trustee at Holder’s direction may, proceed with foreclosure, and in such event Trustee is hereby authorized and empowered, and it shall be his special duty, upon such request of Holder, to sell the Property, or any part thereof, to the highest bidder or bidders for cash, at the courthouse door of the county in the State of Texas wherein such Land or any part thereof then subject to the lien hereof is situated; provided that if such Land is situated in more than one county such sale of the Property, or part thereof, may be made in any county in the State of Texas wherein any part of the Land then subject to the lien hereof is situated.  Any such sale shall be made at a public auction, between the hours of ten o’clock a.m. and four o’clock p.m. on the first Tuesday in any month, after a written or printed notice has been posted at the courthouse door in the county, or if more than one, then in each of the counties, wherein the Land subject to the lien hereof is situated, which notice shall designate the county where the Property, or any part thereof, will be sold, and which notice shall be posted at least twenty-one (21) days prior to the date of the sale.  If then required by applicable law of the State of Texas, notice of the proposed sale shall be given also by filing, at least twenty-one (21) days before the date of the sale, a copy of such notice in the office of the county clerk of the county, or if more than one, then of each of the counties, wherein the Land to be sold is situated, which notice shall designate the county in which the sale is to be made.

At least twenty-one (21) days preceding the date of sale, Holder shall serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Obligation according to the records of the Holder.  Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of the Holder, in a post office or official depository under the care and custody of the United States Postal Service.  The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.  After such sale, Trustee shall make good and sufficient deeds and assignments to the purchaser or purchasers thereunder in the name of Grantor, conveying the Property, or any part thereof, so sold to the purchaser or purchasers with general warranty of title by Grantor.  Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Obligation is paid and performed in full.  It shall not be necessary to have present or to exhibit at any such sale any of the Accessories, In addition to the rights and powers of sale granted under the preceding provisions of this Subsection 3.2(c), if default is made in the payment of any installment of the Obligation.  Holder may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Obligation to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Property subject to such matured indebtedness and the liens and security interest securing its payment, in the same manner, all as provided in the preceding provisions of this Subsection 3.2(c).  After such sale, Trustee shall make due conveyance to the purchaser or purchasers.  Sales made without maturing the Obligation may be made hereunder whenever there is a default in the payment of any installment of the Obligation, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Subsection 3.2(c), the unmatured balance of the Obligation (except as to any proceeds of any sale which Holder may apply as prepayment of the Obligation) or the liens and security interests securing payment of the Obligation.  It is intended by each of the foregoing provisions of this Subsection 3.2(c) that Trustee may, after any request or direction by Holder, sell, not only the Land but also the Accessories and other interests constituting a part of the Property, or any part thereof, along with the Land, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property.  It is agreed that, in any deed or deeds given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Holder, or as to the occurrence or existence of any default, or as to the acceleration of the maturity of the Obligation, or as to the request to sell, notice of sale, time, place, terms, and manner of sale, and receipt, distribution, and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and without being limited by the foregoing, as to any other act or thing having been duly done by Holder or by Trustee, shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.  In the event of the resignation or death of Trustee, or his removal from his county of residence stated on the first page hereof, or his failure, refusal, or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Holder, with or without cause, then Holder may appoint, in writing, but without the necessity of recordation, notice or any other formality, a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers, and trusts herein granted to and vested in Trustee.  In the event of the resignation or death of any such substitute trustee, or his failure, refusal, or inability to make any such sale or perform such trusts, or, at the option of Holder, without cause, successive substitute trustees may thereafter, from time to time, be appointed in the same manner.  Wherever herein the word “Trustee” is used, the same shall mean the person who is the duly appointed trustee or substitute trustee hereunder at the time in question.

(d) Holder may, or Trustee may upon written request of Holder, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Obligation in accordance with the terms hereof and of the Note or other instruments evidencing it, to foreclose the liens, security interest and this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.

(e) Holder, as a matter of right and without regard to the sufficiency of the security, and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Property, or any part thereof, and of the income, rents, issues, and profits thereof.

(f) Holder may enter upon the Land, take possession of the property and remove the Accessories, or any part thereof, with or without judicial process, and, in connection therewith, without any responsibility or liability on the part of Holder (excluding gross negligence and willful misconduct of Holder), take possession of any property located on or in the Property which is not a part of the Property and hold or store such property at Grantor’s expense.

(g) Holder may require Grantor to assemble the Accessories, or any part thereof, and make them available to Holder at a place to be designated by Holder which is reasonably convenient to Grantor and Holder.

(h) After notification, if any, hereafter provided in this Subsection 3.2(h), Holder may sell, lease, or otherwise dispose of, at the office of Holder, or on the Land, or elsewhere, as chosen by Holder, all or any part of the Accessories, in their then condition, or following any commercially reasonable preparation or processing, and each Sale (as used in this Subsection, the term “Sale” means any such sale, lease, or other disposition made pursuant to this Subsection 3.2(h)) may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts, and at any Sale, it shall not be necessary to exhibit the Accessories, or part thereof, being sold.  The Sale of any part of the Accessories shall not exhaust Holder’s power of Sale, but Sales may be made from time to time until the Obligation is paid and performed in full.  Reasonable notification of the time and place of any public Sale pursuant to this Subsection 3.2(h), or reasonable notification of the time after which any private Sale is to made pursuant to this Subsection 3.2(h), shall be sent to Grantor and to any other person entitled under the Texas Business and Commerce Code (“Code”) to notice; provided that if the Accessories or part thereof being sold are perishable, or threaten to decline rapidly in value, or are of a type customarily sold on a recognized market, Holder may sell, lease, or otherwise dispose of the Accessories, or part thereof, without notification, advertisement, or other notice of any kind.  It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this Subsection 3.2(h).

(i) Holder may surrender the insurance policies maintained pursuant to Subsection 2.2(b) hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Obligation, and in connection therewith, Grantor hereby appoints Holder as the agent and attorney-in-fact for Grantor to collect such premiums.

(j) Holder may retain the Accessories in satisfaction of the Obligation whenever the circumstances are such that Holder is entitled to do so under the Code.

(k) Holder may buy the Property, or any part thereof, at any public or judicial sale.

(l) Holder may buy the Accessories, or any part thereof, at any private sale if the Accessories, or part thereof, being sold are a type customarily sold in a recognized market or are a type which is the subject of widely distributed standard price quotations.

(m) Holder shall have and may exercise any and all other rights and remedies which Holder may have at law or in equity, or by virtue of any other security instrument, or under the Code, or otherwise.

(n) Holder may apply the reserves, if any, required by Section 5.9 hereof, toward payment of the Obligation.

Section 3.3 Holder as Purchaser.  If Holder is the purchaser of the Property, or any part thereof, at any sale thereof, whether such sale be under the power of sale hereinabove vested in Trustee, or upon any other foreclosure of the liens and security interest hereof, or otherwise, Holder shall, upon any such purchase, acquire good title to the Property so purchased, free of the liens and security interest of these presents.

Section 3.4 Other Rights of Holder.  Should any part of the Property come into the possession of Holder, whether before or after default, Holder may use or operate the Property for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction, or in accordance with any other rights held by Holder in respect to the Property.  Grantor covenants to promptly reimburse and pay to Holder, at the place where the Note is payable, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges), incurred by Holder in connection with its custody, preservation, use, or operation of the Property, together with interest thereon from the date incurred by Holder at the rate provided in the Note, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Obligation.  It is agreed, however, that the risk of loss or damage to the Property is on Grantor, and Holder shall have no liability whatsoever for decline in value of the Property, or for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured.

Section 3.5 Possession After Foreclosure.  In case the liens or security interest hereof shall be foreclosed by Trustee’s sale or by judicial action, the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of the property purchased, and if Grantor or Grantor’s successors shall hold possession of said Property, or any part thereof, subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the Property after demand is made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

Section 3.6 Application of Sales Proceeds Upon Foreclosure.  The proceeds from any sale, lease, or other disposition made pursuant to this Article III, or the proceeds from surrendering any insurance policies pursuant to Subsection 3.2(i) hereof, or any rental collected by Holder pursuant to Article IV hereof, or the reserves required by Section 5.9 hereof, or sums received pursuant to Section 5.7 hereof, or proceeds from insurance which Holder elects to apply to the Obligation pursuant to Section 5.8 hereof, shall be applied by Trustee, or by Holder, as the case may be, as follows: First, to the payment of all reasonable expenses of advertising, preserving, selling, and conveying the Property, or part thereof, including reasonable attorney’s fees, and including a reasonable commission to Trustee not to exceed five percent (5%) of the proceeds of the sale; second, to interest on the Obligation; third, to principal on the matured portion of the Obligation; fourth, to prepayment of the unmatured portion, if any, of the Obligation applied to installments of principal in inverse order of maturity; and fifth, the balance, if any, remaining after the full and final payment and performance of the Obligation, to the person or persons legally entitled thereto.

Section 3.7 Abandonment of Sale.  In the event a foreclosure hereunder should be commenced by Trustee in accordance with Subsection 3.2(c) hereof, Holder may at any time before the sale, direct Trustee to abandon the sale, and may then institute suit for the collection of the Note, and for the foreclosure of the liens and security interest hereof.  If Holder should institute a suit for the collection of the Note, and for a foreclosure of the liens and security interest hereof, it may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee to sell the Property, or any part thereof, in accordance with the provisions of this Deed of Trust.

ARTICLE IV.

Assignment of Leases and Rentals

Section 4.1 Definitions.  As used in this Deed of Trust: (a) “Lease” means any lease, sublease, or other agreement  under the terms of which any Person has or acquires any right to occupy or use or receive products or property or services from any part of the Property or is otherwise obligated to pay to Grantor in exchange for goods or services from or with respect to the Property, or any part thereof, or any interest therein, including all extended or renewal terms thereof and all modifications or amendments thereto and replacements therefor (including, without limitation, the GEL Transaction Documents); (b) “Lessee” means the lessee, sublessee, tenant, counterparty, customer, purchaser, or other person having the right to occupy or use or receive a part of the Property or other benefits relating to the Property under a Lease; and (c) “Rental” means the rents, royalties, and other consideration payable to Grantor by the Lessee under the terms of a Lease (including, without limitation, the right to receive payments under the GEL Transaction Documents).  Capitalized terms used but not defined herein shall have the same meanings as in the LE Loan Agreement (as defined in the Loan Agreement).

Section 4.2 Assignment of Leases and Rentals.  Grantor hereby absolutely and not only as collateral assigns to Holder all of Grantor’s right, title and interest in and to the Leases and Rentals together with (i) all rights, remedies, benefits and advantages to be derived therefrom; (ii) all of the right, power and authority of Grantor to alter, modify or change the terms of the Leases, or to surrender, cancel or terminate the same; and (iii) all Rental payable under each Lease now or at any time hereafter existing, such assignment being upon the following terms:  (a) until receipt from Holder of notice of the occurrence of a default, each Lessee may pay Rental directly to Grantor as licensee of Holder, but Grantor covenants that any Rental received by Grantor after receipt of such notice shall be held by Grantor in trust for the use and benefit of Holder and paid to Holder immediately upon request therefor; (b) upon receipt from Holder of notice that a default exists, or at any other time in the sole discretion of Holder that notice is given to a Lessee, each Lessee is hereby authorized and directed to pay directly to Holder all Rental thereafter accruing, and a receipt for such payment from Holder shall be a release of such Lessee to the extent of all amounts so paid; (c) Rental so received by Holder shall be applied by Holder, first, to the expenses, if any, of collection and then in accordance with Section 3.6; (d) without impairing its rights hereunder.  Holder may, at its option, at any time and from time to time, release to Grantor Rental so received by Holder, or any part thereof; (e) Holder shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of Rental, but shall be accountable only for Rental that it shall actually receive; (f) this assignment shall terminate upon the release of this Deed of Trust but no Lessee shall he required to take notice of termination until a copy of such release shall have been delivered to such Lessee.  As between Holder and Grantor, and any person claiming through or under Grantor, other than a Lessee who has not received notice of default pursuant to Section 4.2(b), the assignment contained in this Section 4.2 is intended to be absolute, unconditional, and presently effective and the provisions of Subsection 4.2(a) and 4.2(b) are intended solely for the benefit of each Lessee and shall never inure to the benefit of Grantor or any person claiming through or under Grantor, other than a Lessee who has not received such notice.  It shall never be necessary for Holder to institute legal proceedings of any kind whatsoever to enforce the provisions of this Section 4.2.  Notwithstanding anything to the contrary contained herein, Holder is entitled to all the rights and remedies of an assignee set forth in Chapter 64 of the Texas Property Code, the Texas Assignment of Rents Act (“TARA”).  The assignment of Leases and Rentals provided in this Deed of Trust shall constitute and serve as a security instrument under TARA.  Holder shall have the ability to exercise its rights related to the Leases and Rentals, in Holder’s sole discretion and without prejudice to any other remedy available, as provided in this Deed of Trust or any other Security Document or as otherwise allowed by Legal Requirements, including, without limitation, TARA.  Notwithstanding anything to the contrary contained in this Deed of Trust or the other Security Documents, to the extent this Deed of Trust or any of the other Security Documents contain any notice or cure period, the date enforcement of Beneficiary's rights under TARA begins shall not be affected, extended or otherwise modified by reason of such periods.

Section 4.3 No Subordination.  Nothing in this Article IV shall ever be construed as subordinating this Deed of Trust to any Lease; provided, however, that any proceedings by Holder to foreclose this Deed of Trust, or any action by way of its entry into possession after default, shall not operate to terminate any Lease which has been approved by Holder, and Holder will not cause any Lessee under any such approved Lease to be disturbed in his possession and enjoyment of the leased premises so long as such Lessee shall continue to fully and promptly perform all of the terms, covenants, and provisions of its Lease.

Section 4.4 Grantor’s Obligations.  Grantor shall: (a) upon demand by Holder, assign to Holder, by separate instrument in form and substance satisfactory to Holder, any or all Leases, or the Rental payable thereunder, including but not limited to, any Lease which is now in existence or which may be executed after the date hereof; (b) neither accept from any Lessee, nor permit any Lessee to pay, Rental for more than one month in advance not including a customary security deposit; (c) comply, as lessor, with the terms and provisions of each Lease; (d) not waive, excuse, release, or condone any nonperformance of any covenants of any Lessee; (e) give to Holder duplicate notice of each default by each Lessee given by Grantor; and (f) cause each lessee to agree (and each Lessee under each Lease executed after the date hereof does so agree) to give to Holder written notice of each and every default by Grantor under his Lease and not to exercise any remedies under such Lease unless Holder fails to cure such default within ten days, or within such longer period as may be reasonably necessary if such default cannot be cured within ten (10) days, after Holder has received such notice, provided that Holder shall never have any obligation or duty to cure any such default.

Section 4.5 Holder’s Collection of Rental.  In the event Holder ever collects Rental through an agent, Holder shall be entitled to pay its agent as compensation for collecting such Rental, from sums so collected, a sum not to exceed five percent (5%) of the Rental so collected.  All payments received by Holder pursuant to Article IV hereof shall be applied to repay the Obligation in the manner selected by Holder.

Section 4.6 No Liability of Holder in Collecting, etc.  Holder shall not be obligated to enforce, collect, perform or discharge, nor does it hereby undertake to enforce, collect, perform or discharge, any obligation, duty or liability under the Leases or under or by reason of this assignment; and Grantor shall and does hereby agree to perform and discharge any and all obligations, duties and liabilities of Grantor under the terms of any of the Leases and to indemnify Holder for and to hold Holder harmless of and from any and all liability, loss or damage which it may or might incur under the Leases or under or by reason of this assignment, and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases, INCLUDING WITHOUT LIMITATION AS A RESULT OF HOLDER’S NEGLIGENCE (except for matters caused by the Holder’s gross negligence or willful misconduct).  Should Holder incur any liability, loss or damage under the Leases or under or by reason of this assignment, or in the defense of any such claims or demands, the amounts thereof, including costs, expenses and reasonable attorney’s fees, shall be secured by this Deed of Trust; and Grantor shall reimburse Holder therefor immediately, upon demand, and the failure of Grantor to do shall constitute an Event of Default under the Loan Agreement.

Section 4.7 Assignment Not a Restriction on Holder’s Rights.  Nothing herein contained shall detract from or limit the absolute obligation of Grantor to make payment of the Obligation regardless of whether the Rentals and Leases assigned by this Article are sufficient to pay the same, and the rights under this Article shall be in addition to all other security now or hereafter existing to secure the payment of the Obligation.

Section 4.8 Indemnity.   Grantor agrees to indemnify the Trustee, and Holder (each such Person being called an “Indemnitee”) against all issues, claims, damages, actions, liabilities, judgments, costs, reasonable attorneys’ fees or other charges of whatsoever kind or nature (all hereinafter in this Section 4.8(a) called “claims”) made against or incurred by them or any of them and arising out of, in connection with, or as a result of, (i) the assertion, either before or after the payment in full of the Obligation, that any Indemnitee received Rentals claimed by third persons, or (ii) any actual or prospective claims, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such claims are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL).  All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.  The obligations of Grantor as hereinabove set forth in this Section 4.8(a) shall survive the release, termination, foreclosure or assignment of this Deed of Trust or any sale hereunder.

Section 4.9 Release of Other Security.  Holder may take or release other security, may release any party primarily or secondarily liable for any Obligation secured hereby, may grant extensions, renewals or indulgences with respect to such Obligation, and may apply any other security therefor held by it to the satisfaction of such indebtedness, without prejudice to any of its rights hereunder.

ARTICLE V.

Miscellaneous

Section 5.1 Release.  If the Obligation is paid in full in accordance with the terms of this Deed of Trust and the Note and other Loan Documents and all commitments of Holder to advance funds under the Loan Agreement have terminated or expired, and if Grantor shall well and truly perform all of Grantor’s covenants contained herein, then this conveyance shall become null and void and be released at Grantor’s request and expense.

Section 5.2 Rights Cumulative.  All rights, remedies, powers, and privileges and all liens, titles, and security interests herein expressly conferred are cumulative, and shall not be deemed to deprive Holder or Trustee of any other legal or equitable rights, remedies, powers, privileges, liens, titles, or security interests by or through judicial proceedings or otherwise appropriate to enforce the conditions, covenants, and terms of this Deed of Trust, the Note, and other security instruments.

Section 5.3 Waiver.  Any and all covenants in this Deed of Trust may from time to time, by instrument in writing signed by Holder and delivered to Grantor, be waived to such extent and in such manlier as Holder may desire, but no such waiver shall ever affect or impair Holder’s rights, remedies, powers, privileges, liens, titles, and security interest hereunder, except to the extent so specifically stated in such written agreement.  Neither the exercise of, nor the failure to exercise any option or remedy under the terms of this Deed of Trust shall be considered as a waiver of the right to exercise same, or any other option or remedy given herein.

Section 5.4 Maximum Rate of Interest.  Grantor and Holder intend to comply with the applicable law governing the Maximum Rate (hereafter defined).  All agreements between Grantor and Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity of the Obligation or otherwise, shall the interest contracted for, charged, or received by Holder hereunder or otherwise exceed the Maximum Rate.  lf, in any contingency whatsoever, Holder shall receive anything of value deemed interest under applicable law which would cause the interest contracted for, charged, or received by the Holder to exceed the Maximum Rate, the excessive interest shall be applied to the reduction of the unpaid principal balance of the Obligation and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Obligation, such excess shall be refunded to Grantor, and the provisions herein and any demand on Grantor shall immediately be deemed reformed, and the amounts thereafter collectible hereunder shall be reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. All interest paid or agreed to be paid to the Holder, to the extent permitted by applicable law, shall be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full (including the period of any renewal or extension hereof) so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate.

The term “Maximum Rate,” as used herein, shall mean the maximum nonusurious interest rate, if any, that at any time, or from time to time, may under applicable law be contracted for, taken, reserved, charged or received on the Obligation, or any portion thereof, under the laws which are presently in effect of the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent allowed by law under such applicable laws of the United States of America and the State of Texas which may hereafter be in effect, which allow a higher maximum non-usurious interest rate than applicable laws now allow; provided, that in determining the Maximum Rate, due regard shall be given, to the extent required by applicable law, to any and all relevant payments, fees, charges, deposits, balances, agreements and calculations which may constitute or be deemed to constitute interest, or be deducted from principal to calculate the interest rate or otherwise affect interest rate determinations, so that in no event shall the Holder contract for, charge, receive, take, collect, reserve or apply, on the Obligation, or any portion thereof, any amount in excess of the maximum non-usurious rate of interest permitted by applicable law , To the extent that Texas law determines the Maximum Rate, the Maximum Rate shall be determined by utilizing the “indicated rate ceiling” from time to time in effect pursuant to the Texas Finance Code (V.T.C.A. Finance Code Section 303.001 et seq.) (the “Texas Finance Code”) or such successor statute, as then in effect, governing usury.  The Maximum Rate shall not be limited to the applicable rate ceiling in the Texas Finance Code or such successor statute if Federal laws or other state laws now or hereafter in effect and applicable to Obligation, or any portion thereof (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

Section 5.5 Effect of Transfer on Grantor’s Liability.  If the ownership of the Property or any part thereof becomes vested in a person other than Grantor or in the event of a change in ownership of any Grantor other than an individual, Holder may, without notice to Grantor or Grantor’s successors, deal with such successor or successors in interest with reference to this Deed of Trust and the Obligation, either by way of forbearance on the part of Holder, or extension of time of payment of the Obligation, or release of all or any part of the Property or any other property securing payment of the Obligation, or otherwise, without in any way modifying or affecting Holder’s rights and liens hereunder or the liability of Grantor or any other party liable for payment of the Obligation, in whole or in part.

Section 5.6 Waiver of Right to Marshal.  Grantor hereby waives all rights of marshaling in event of any foreclosure of the liens and security interests hereby created.

Section 5.7 Condemnation Proceeds.  Holder shall he entitled to receive any and all sums which may be awarded or become payable to Grantor for the condemnation of the Property, or any part thereof, for public or quasipublic use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Property.  All such sums are hereby assigned to Holder, and Grantor shall, upon request of Holder, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Holder to collect and receipt for any such sums.  Holder shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such sums.  Any sums received by Holder in the event of condemnation shall be applied to installments on the Obligation in inverse order of maturity.

Section 5.8 Insurance Proceeds.  The proceeds of any and all insurance upon the Property shall be collected by Holder, and Holder shall have the option, in Holder’s sole discretion, to apply any proceeds so collected either to the restoration of the Property or to the liquidation of the Obligation.

Section 5.9 Reserve for Taxes and Insurance Premiums.  Upon a default which remains uncured after the expiration of any applicable cure period, and at the request of Holder, Grantor shall create a fund or reserve for the payment of all insurance premiums, taxes, and assessments against or affecting the Property by paying to Holder, on the first day of each calendar month prior to the maturity of the Note, a sum equal to the premiums that will next become due and payable on the hazard insurance policies covering the Property, or any part thereof, plus taxes and assessments next due on the Property, or any part thereof, as estimated by Holder, less all sums paid previously to Holder therefor, divided by the number of months to elapse before one month prior to the date when such premiums, taxes, and assessments will become due, such sums to be held by Holder, without interest, unless interest is required by applicable law, for the purposes of paying such premiums, taxes, and assessments.  Any excess reserve shall, at the discretion of Holder, be credited by Holder on subsequent reserve payments or subsequent payments to be made on the Note by the maker thereof, and all deficiency shall be paid by Grantor to Holder on or before the date when such premiums, taxes, and assessments shall become delinquent.  In the event there exists a deficiency in such fund or reserve at any time when taxes, assessments, or insurance premiums are due and payable, Holder may, but shall not be obligated to, advance the amount of such deficiency on behalf of the Grantor, and such amounts so advanced shall become a part of the Obligation, shall be immediately due and payable and shall bear interest at the rate provided in the Note from the date of such advance through and including the date of repayment.  Transfer of legal title to the Property shall automatically transfer the interest of Grantor in all sums deposited with Holder under the provisions hereof or otherwise.  In the event that Holder does not request that such a fund be established, Grantor hereby agrees that it will promptly pay all premiums, taxes, and assessments when due, and will furnish to Holder proof of payment within 45 days of the due date by submitting canceled checks along with the statement concerning such taxes, premiums, or assessments.

Section 5.10 Right to Accelerate Upon Transfer.  If Grantor shall sell, convey, assign, or transfer all or any part of the Property or any interest therein or any beneficial interest in the Grantor, Holder may at Holder’s option, declare the Obligation to be immediately due and payable, which option may be exercised at any time following such sale, conveyance, assignment, or transfer.  Holder may in its sole discretion and at Grantor’s request decide not to exercise said option in which event Holder’s forbearance may be predicated on such terms and conditions as Holder may in its sole discretion require, including but not limited to Holder’s approval of the transferee’s credit worthiness and management ability, and the execution and delivery to Holder by transferee, prior to the sale, transfer, assignment, or conveyance of a written assumption agreement containing such terms as Holder may require, including but not limited to, a payment of a part of the principal amount of the Obligation, the payment of an assumption fee, a modification of the term of the Obligation, and such other terms as Holder may require.  Should the Property be sold, traded, transferred, assigned, exchanged, or otherwise disposed of without the prior written consent of Holder and payment of any portion of the Obligation is thereafter accepted by the Holder such acceptance shall not be deemed a waiver of the requirement of Holder’s consent in writing thereto or with respect to any other sale, trade, transfer, assignment, exchange, or other disposition.

Section 5.11 Prohibition Against Subordinate Financing.  If Grantor without the prior written consent of Holder, executes or delivers any pledge, security agreement, mortgage, or deed of trust covering all or any portion of the Property (hereafter called “Subordinate Mortgage”) Holder may, at Holder’s option, which option may be exercised at any time following such pledge, security agreement, mortgage, or deed of trust, declare the Obligation to be immediately due and payable.  in the event of consent by Holder to the foregoing or in the event the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable under the provisions of any applicable law, Grantor will not execute or deliver any Subordinate Mortgage unless there shall have been delivered to Holder not less than ten (10) days prior to the date thereof a copy thereof which shall contain express covenants to the effect: (a) that the Subordinate Mortgage is in all respects unconditionally subject and subordinate to the lien, security interest, and assignment evidenced by this Deed of Trust and each term and provision hereof; (b) that if any action or proceeding shall be instituted to foreclose the Subordinate Mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no tenant of any portion of the Property will be named as a party defendant, or will any action be taken with respect to the Property which would terminate any occupancy or tenancy of the Property without the prior written consent of Holder; (c) that the rents and profits, if collected through a receiver or by the Holder of the Subordinate Mortgage, shall be applied first to the Obligations, including principal and interest due and owing on or to become due and owing on the Note and the other indebtedness secured hereby and then to the payment of maintenance, operating charges, taxes, assessments, and disbursements incurred in connection with the ownership, operation, and maintenance of the Property; and (d) that if any action or proceeding shall be brought to foreclose the Subordinate Mortgage, (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), written notice of the commencement thereof will be given to Holder contemporaneously with the commencement of such action or proceeding.

Section 5.12 Subrogation.  It is understood and agreed that the proceeds of the Note, to the extent the same are utilized to renew or extend any indebtedness or take up any outstanding liens against the Property, or any portion thereof, have been advanced by Holder at Grantor’s request and upon Grantor’s representation that such amounts are due and payable.  Holder shall be surrogated to any and all rights, remedies, powers, privileges, liens, titles, and security interests owned or claimed by any owner or holder of said outstanding indebtedness or lien, however remote, regardless of whether said indebtedness or lien is acquired by assignment or is released by the holder thereof upon payment.

Section 5.13 Covenant to Perform.  Grantor and each and every subsequent owner of the Property, or any part thereof, covenants and agrees that Grantor will perform or cause to be performed, each and every condition, term, provision, and covenant of this Deed of Trust, except that Grantor shall have no duty to pay the indebtedness evidenced by the Note except in accordance with the terms of the Note and all renewals and extensions thereof, and this Deed of Trust or in accordance with the terms of the transfer to Grantor.

Section 5.14 Notice.  Except as otherwise provided herein, wherever this Deed of Trust requires notice to Grantor, notice shall be in writing and shall be deemed effective if either (1) hand delivered, (2) sent by certified mail, return receipt requested, postage prepaid, or (3) sent by overnight courier.  All notices sent by U.S. mail and addressed as shown on the first page of this Deed of Trust shall be deemed received on the earlier of (i) the third day (excluding Sundays and legal holidays when the U.S. mail is not delivered) immediately following date of deposit in the U.S. mail or (ii) the date of actual receipt.  All notices which are hand delivered or sent by overnight courier shall be deemed received on the day of delivery to the address shown on the first page of this Deed of Trust or such other address as specified by Grantor, Trustee or Holder to each other from time to time.

Section 5.15 Recording, etc.  Grantor will promptly (and Holder may, if it chooses to do so in its sole discretion, and Grantor hereby authorizes Holder to), and at Grantor’s expense, record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect and renew the lien and security interest hereof as a valid first lien on and prior perfected security interest in real or personal property, as the case may be, and the rights and remedies of Trustee and of Holder, and otherwise will do and observe all things or matters necessary or expedient to be done or observed by reason of any law or regulation of any State or of the United States of America or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the lien and security interest hereof on and in the Property.

Section 5.16 Successors and Assigns.  This Deed of Trust is binding upon Grantor and Grantor’s successors, and shall inure to the benefit of Holder, and its successors and assigns, and the provisions hereof shall be covenants running with the Land.  The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor’s successors.  Grantor may not assign its rights or obligations under this Deed of Trust without the consent of Lender in its sole discretion.

Section 5.17 Counterparts.  This Deed of Trust may be executed in a number of identical counterparts, each of which, for all purposes, shall be deemed an original.

Section 5.18 Financing Statement.  This Deed of Trust is intended to be a financing statement filed as a fixture filing with respect to  As-Extracted Collateral, Accessories and the Goods described at the beginning of this Deed of Trust which are or are to become fixtures relating to the Land.  The address of Grantor (Debtor) is set forth on the first page hereof and the address of Holder (Secured Party) is set forth in Section 1.1 hereof.  This Deed of Trust is to be filed for record in the real property records of the county clerk of the county or counties where the Land is located.  Grantor is the record owner of the Land.  A carbon, photographic, or other reproduction of this Deed of Trust or of a financing statement pursuant hereto is sufficient as a financing statement.

Section 5.19 Partial Invalidity.  If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Obligation, or if the lien is invalid or unenforceable as to any part of the Property, the unsecured or partially secured portion of the Obligation shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Obligation, and all payments made on the Obligation, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Obligation which is not secured or fully secured by the lien of this Deed of Trust.

Section 5.20 Appraisal.  Holder may from time to time obtain, or require Grantor to obtain for Holder, an appraisal performed by a licensed or certified appraiser acceptable to Holder of any real property securing any extension of credit by Holder to Grantor.  Grantor shall insure that such appraiser has free and full access to the subject real property for the purpose of making an appraisal.  Grantor consents to such access by appraiser.  If Grantor is not in possession of the real property at the time of the appraisal, Grantor shall obtain any consent and cooperation of any person in possession of the real property at the time of the appraisal.  Unless prohibited by applicable law, Grantor shall pay to Holder, on demand, any fees incurred by Holder in obtaining any appraisal required under a regulation or policy of any applicable governmental authority or required under Holder’s loan policy.  Grantor’s obligation under this paragraph shall be secured by Holder’s lien upon the subject real property unless the real property is the homestead of the Grantor.

Section 5.21 Attorneys’ Fees.  If this Deed of Trust or any document related to it is given by Holder to an attorney for enforcement, or if suit is brought for collection or enforcement, or if this Deed of Trust or any document related to it is collected or enforced through probate, bankruptcy or other judicial proceeding (or Holder takes action to protect its interests through probate, bankruptcy or other judicial proceedings), Grantor shall pay Holder reasonable attorneys’ fees, court costs and expenses in addition to other amounts due hereunder.

Section 5.22 Renewals, Amendments and Other Security.  Renewals and extensions of the Obligation may be given at any time and amendments may be made to agreements relating to any part of such Obligation (in accordance with such agreements) or the Property and the Trustee and Holder may take or may now hold other security in accordance with the Loan Documents for the Obligation, all without notice to or consent of Grantor.  The Trustee and Holder may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Deed of Trust, which shall continue as a valid lien upon and perfected security interest in the Property not expressly released until the Note and all other Obligations secured hereby are fully paid and all commitments of Holder to advance funds under the Loan Documents have terminated.

Section 5.23 Severability.  Except as expressly provided to the contrary herein, each section, part, term, or provision of this Deed of Trust shall be considered severable, and if for any reason any article, section, part, term, or provision herein is determined to be invalid and contrary to or in conflict with any existing or future law or regulation by a court or governmental agency having valid jurisdiction, such determination shall not impair the operation of or have any other effect on other sections, parts, terms, or provisions of this Deed of Trust as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms, or provisions shall not be deemed to be a part of this Deed of Trust.

Section 5.24 No Liability for Trustee.  THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEE’S NEGLIGENCE), EXCEPT FOR THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by them in good faith to be genuine.  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by Legal Requirements), and the Trustee shall be under no liability for interest on any moneys received by them hereunder.

Section 5.25 No Agency, Partnership or Joint Venture.  Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the Holder or by any other party as creating the relationship between them of (i) principal and agent, (ii) a partnership, or (iii) a joint venture.

Section 5.26 Cross-Default Provision.  It is expressly understood and agreed that, should Grantor default or commit an event of default under or pursuant to any agreement which is secured by a lien or liens on any portion of the Property, the Obligation hereby secured, at the option of the Holder, shall become due and payable.

Section 5.27 Miscellaneous.  THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.  THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.  THIS INSTRUMENT ALSO SECURES OTHER AMOUNTS PROVIDED HEREIN AND AT LAW.  THIS INSTRUMENT SECURES AN OBLIGATION THAT MAY INCREASE OR DECREASE FROM TIME TO TIME.

Section 5.28 Construction Mortgage.  This Deed of Trust is a construction mortgage, as that term is used in the Code.

Section 5.29 GOVERNING LAW.  THIS DEED OF TRUST SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

Section 5.30 Waiver of Right to Trial by Jury.  GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY HOLDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS.

EXECUTED as of the date first above written.

Lazarus Energy LLC, a Delaware limited liability company

By: Blue Dolphin Energy Company, a Delaware corporation
Its:           Sole Member

By:   /s/ JONATHAN PITTS CARROLL, SR.
Name:           Jonathan Pitts Carroll, Sr.
Title:           President

STATE OF TEXAS                             §
§
COUNTY OF DALLAS                      §

BEFORE ME, the undersigned, a Notary Public in and for the said County and State, on this day personally appeared Jonathan Pitts Carroll, Sr., President of Blue Dolphin Energy Company, a Delaware corporation, the sole member of Lazarus Energy LLC, a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity therein stated, as the act of the entity for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 22nd day of ____June______, 2015.

/s/ R. HEARNE NOTARY PUBLIC, State of Texas

My Commission Expires:

12/27/2015

AFTER RECORDING RETURN TO:

Ronda K. Garrett
Sovereign Bank
17950 Preston Road, Suite 500
Dallas, TX 75252

EXHIBIT A to Deed of Trust, Mortgage, Security Agreement,

Assignment of Rents and Leases, Financing Statement and Fixture Filing

Property Description

Being a 56.309 ACRE TRACT situated George McPeters Survey, A-419, Wilson County, Texas. Said 56.309 ACRE TRACT is that tract conveyed by Bill Klingemann, Substitute Trustee, to Notre Dame Investors, Inc, by Substitute Trustee’s Deed, in Volume 1159 at Page 609, dated May 06, 2003 and is comprised of all the tract called 51.30 acres in conveyance from Leal Petroleum Corporation to American Petro Chemical Corporation recorded in Volume 842 at Page 705 and all of a tract called 5.000 acres in conveyance from Notre Dame Refining Corporation to American Petro Chemical Corporation recorded in Volume 1049 at Page 651 of the Official Records of said county. Said 56.309 acre tract subsequently called 56.309 Acres in conveyance from Notre Dame Investors, Inc. to Lazarus Energy, L.L.C. recorded in Volume 1342 at Page 687 of the Official Public Records and being described by metes and bounds as follows:

BEGINNING at a one-half inch diameter rebar set with cap (B&A) marking the northwest corner of the tract herein described, same being the northwest corner of said 51.30 acre tract, northeast corner of a tract called Tract 2-B (41.245 acres) in Volume 685 at Page 101, lying in the south line of a tract called 7.654 acres in Volume 271 at Page 30, further described as lying in the south line of U.S. Highway No. 87; said point bears N 76° 16’ 00” E, 1495.62 feet from a concrete right of way marker found;

THENCE with a segment of the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 7.654 acre tract, along a segment of the south line of U.S. Highway 87, N 76° 16’ 00” E, 140.71 feet (called N 76° 16’ E, 140.0 feet – basis of bearing) to a one-half inch diameter rebar set with cap (B&A) marking a north corner of the tract herein described, same being the north corner of said 51.30 acre tract, northwest corner residue called 640 acres in Volume X at Page 136;

THENCE continuing with the north line of the tract herein described, same being the common line of said 51.30 acre tract with that of said residue 640 acre tract and a tract called 1.666 acres in Volume 1030 at Page 772 as follows:

S 13° 27’ 49” E, 208.63 feet (called S 13° 37’ E, 207.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner,

N 76° 26’ 34” E, 368.79 feet (called N 76° 29’ E, 368.4 feet) to a one-half inch diameter rebar set with cap (B&A),

N 76° 28’ 28” E, 31.40 feet (called N 76° 49’ E, 31.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner,

S 13° 55’ 25” E, 238.17 feet (called S 14° 00’ E, 238.0 feet) to a five-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said residue 640 acre tract,

N 76° 06’ 05” E, at 386.77 feet a one inch diameter iron pipe found and at, 388.52, (N 76° 16’ E, 388.1 feet) to a one-half inch diameter rebar set with cap (B&A) marking a re-entrant corner of the tract herein described, same being the southeast corner of said residue 640 acre tract and

N 13° 36’ 45” W, at 1.84 feet a one inch diameter iron pipe found and at 446.92 feet (called N 13° 37’ W, 447.1 feet) to a one-half inch diameter rebar found marking a north corner of the tract herein described, same being the northeast corner of said 1.666 acre tract, lying in the south line of said 7.654 acre tract, further described as lying in the south line of U.S. Highway 87;

THENCE continuing with the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 5.000 acre tract with that of said 7.654 acre tract, along a segment of the south line of U.S. Highway 87 as follows:

N 76° 16’ 00” E, 275.15 feet (called N 76° 16’ E, 275.3 feet) to a railroad spike found in asphalt driveway,

N 81° 58’ 38” E, 100.50 feet (called N 82° 12’ E, 99.2 feet) to a one-half inch diameter rebar set with cap (B&A),

N 76° 16’ 00” E, 800.00 feet (called N 76° 14’ E, 800.5 feet) to a one-half inch diameter rebar set with cap (B&A),

N 70° 33’ 22” E, 100.50 feet (called N 70° 43’ E, 101.2 feet) to a concrete right of way marker found broken, and

N 76° 16’ 00” E, 464.56 feet (in total called No record call, and N 75° 02’ 04” E, 278 feet) to a one-half inch diameter rebar set with cap (B&A) marking the northeast corner of the tract herein described, same being the northeast corner of said 5.000 acre tract, lying in the south line of said 7.654 acre tract, being the northwest corner of a tract called 200.008 acres in Volume 691 at Page 41; said point bears S 76° 16’ 00” W, 278.37 feet from an iron pipe found;

THENCE with the east line of the tract herein described, same being a segment of the common line of said 5.000 acre tract and said 51.30 acre tract with that of said 200.008 acre tract as follows: S 13° 43’ 44” E, 783.78 feet (called S 15° 01’ E, 783.5 feet) to a five-eighths inch diameter rebar found near a two way fence corner marking the east most southeast corner of the tract herein described, same being the southeast corner of said 5.000 acre tract, re-entrant corner of said 200.008 acre tract,

S 76° 16’ 39” W, 277.87 feet (called S 75° 02’ 04” W, 278 feet) to a five-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said 5.000 acre tract, lying in the east line of said 51.30 acre tract and being a north corner of said 200.008 acre tract, and

S 13° 24’ 23” E, 261.29 feet (called S 13° 24’ E, 261.7 feet) to a four inch diameter iron pipe post fence corner marking the south most southeast corner of the tract herein described, same being the southeast corner of said 51.30 acre tract and re-entrant corner of said 200.008 acre tract;

THENCE with the south line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 200.008 acre tract as follows:

S 76° 08’ 20” W, 768.00 feet (called S 76° 10’ W, 768.0 feet) to a one-half inch diameter rebar set with cap (B&A), and

S 76° 15’ 20” W, 1619.78 feet (called S 76° 17’ W, 1619.8 feet) to a five-eighths inch diameter rebar found near a three way fence corner marking the southwest corner of the tract herein described, same being the southwest corner of said 51.30 acre tract, lying in the north line of said 200.008 acre tract and being the southeast corner of said 41.245 acre tract;

THENCE with the west line of the tract herein described, same being the common line of said 51.30 acre tract and said 41.245 acre tract as follows:

N 13° 57’ 38” W, 223.50 feet (called N 13° 55’ W, 223.5 feet) to a one-half inch diameter rebar set with cap (B&A),

N 13° 53’ 37” W, 373.70 feet (called N 13° 51’ W, 373.7 feet) to a fence post, and

N 13° 49’ 38” W, 449.84 feet (called N 13° 47’ W, 448.8 feet) to the PLACE OF BEGINNING and containing 56.309 ACRES OF LAND.